UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 1, 2012

TOMPKINS FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

New York	1-12709	16-1482357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

The Commons, PO Box 460, Ithaca, New York	14851
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number Including Area Code:  (607) 273-3210

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets

This Current Report on Form 8-K/A amends and supplements Item 9.01 of the Current Report on Form 8-K filed by Tompkins Financial Corporation (“Tompkins”) on August 7, 2012 to provide the audited and unaudited financial statements required by part (a) of Item 9.01 of Form 8-K pursuant to Rule 3-05 (b) and Article 11 of Regulation S-X. Such financial statements are required as a result of Tompkins’ August 1, 2012 acquisition of VIST Financial Corp. (“VIST”) pursuant to that certain Agreement and Plan of Merger dated January 25, 2012 under which VIST merged with and into a wholly-owned subsidiary of Tompkins, whereupon the separate corporate existence of VIST  ceased and the merger subsidiary survived (the “Merger”). Immediately after the Merger, the merger subsidiary was merged with and into Tompkins, with Tompkins being the corporation surviving that merger. As a result, VIST Bank, a Pennsylvania state-chartered commercial bank and a wholly-owned subsidiary of VIST, became a wholly-owned subsidiary of Tompkins and it will continue to operate as a separate subsidiary bank of Tompkins.

Item 9.01.    Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired

The audited consolidated balance sheets of VIST as of December 31, 2011 and December 31, 2010 and the audited statements of operations, comprehensive income (loss), changes in stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2011, and the notes thereto, together with the unaudited consolidated balance sheet of VIST as of March 31, 2012 and the unaudited statements of operations, comprehensive income, changes in stockholders’ equity and cash flows for the three months ended March 31, 2012 and 2011, and the notes thereto, were included as pages 168-309 of Amendment No. 1 to Tompkins’ Registration Statement on Form S-4, filed with the SEC on May 16, 2012 and are incorporated herein by reference.

(d)    Exhibits

Exhibit No.	Description

23.1	Consent of Grant Thornton LLP

23.2	Consent of ParenteBeard LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOMPKINS FINANCIAL CORPORATION

Date: August 9, 2012	By:	/s/ Stephen S. Romaine
Stephen S. Romaine, President and CEO